Calculation of Filing Fee Tables
S-1
Evernorth Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, $0.001 par value per share	Other	73,448,509	$ 14.65	$ 1,076,020,656.85	0.000087	$ 93,613.80
Fees to be Paid	2	Equity	Class A Common Stock, $0.001 par value per share, issuable upon exercise of Warrants	Other	239,653	$ 11.50	$ 2,756,009.50	0.000087	$ 239.77
Fees to be Paid	3	Equity	Class A Common Stock, $0.001 par value per share, issuable upon conversion of the Convertible Notes	Other	3,585,278	$ 14.65	$ 52,524,322.70	0.000087	$ 4,569.62
Fees to be Paid	4	Equity	Warrants to purchase shares of Class A Common Stock	Other	239,653		$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,131,300,989.05		$ 98,423.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 98,423.19
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. (b) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Class A Common Stock on October 26, 2026 as reported on The Nasdaq Global Market, which was $14.65 per share. (c) Consists of (i) 19,102,635 issued and outstanding shares of Class A Common Stock held by the Selling Securityholders, including shares issued pursuant to the Private Placement Subscription Agreements and the Contribution Agreement, (ii) up to 31,392,746 shares of Class A Common Stock issuable upon conversion of outstanding shares of Class C common stock, par value $0.001 per share (the "Class C Common Stock"), and (iii) up to 22,953,128 shares of Class A Common Stock issuable upon redemption or exchange of membership units of Pathfinder Digital Assets LLC, a Delaware limited liability company ("Pathfinder"), held by members of Pathfinder other than the registrant and Arrington Capital SPAC I Inc., a Delaware corporation (f/k/a Armada Acquisition Corp. II) ("SPAC") (together with the corresponding cancellation of an equal number of Company Units).

[2]	See Note 1(a) above. See Note 1(b) above. (d) Consists of up to 239,653 shares of Class A Common Stock issuable upon exercise of the warrants, each of which is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share (the "Sponsor Warrants"). Pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per share is the exercise price of the Sponsor Warrants.

[3]	See Note 1(a) above. See Note 1(b) above. (e) Consists of up to 3,585,278 shares of Class A Common Stock initially issuable upon conversion of the registrant's 4.00% Convertible Senior PIK Notes due 2031 (the "Convertible Notes"), based on the initial conversion rate and assuming the maximum amount of PIK Interest (as defined in the Convertible Notes) payable, subject to adjustment.

[4]	See Note 1(a) above. See Note 1(b) above. (f) Consists of up to 239,653 Sponsor Warrants, which were originally included in the units sold in a private placement completed concurrently with the closing of the SPAC's initial public offering and are held by Arrington XRP Capital Fund, LP, a Delaware limited partnership, Cohen & Company Securities, LLC and Northland Securities, Inc. (g) No separate registration fee is due in accordance with Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date